Exhibit 1.3

TODOS MEDICAL LTD.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

I. PURPOSE

1.1 The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Todos Medical Ltd. (the “Company”) is appointed by the Board of the Company to oversee the accounting and financial reporting processes and the audits of the Company’s financial statements. In this regard, the Committee assists the Board in monitoring the integrity of the financial statements of the Company, the independent auditor’s qualifications and independence, the performance of the Company’s independent auditors, and the compliance by the Company with legal and regulatory requirements.

1.2 While the Committee has the powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. Those are the responsibilities of management and the independent auditor.

II. MEMBERSHIP

2.1 The Committee shall be comprised of at least three directors, each of whom shall satisfy the independence and experience requirements of The Nasdaq Stock Market (“NASDAQ”) as in effect from time to time and under the Securities Exchange Act of 1934, as amended; however, the Committee may rely upon any cure period or other exception available under the rules of NASDAQ and the Securities and Exchange Commission (the “SEC”).

2.2 The members of the Committee shall be appointed by the Board and shall serve until their successors are duly elected and qualified or their earlier resignation or removal. Any member of the Committee may be removed or replaced by the Board. Unless a chairman of the Committee is elected by the Board, the members of the Committee may designate a chairman of the Committee by majority vote of the Committee membership. The Committee may, from time to time, delegate duties or responsibilities to subcommittees or to one member of the Committee, as appropriate.

2.3 All members of the Committee shall be able to read and understand fundamental financial statements. No member of the Committee shall have participated in the preparation of the financial statements of the Company in the past three years.

2.4 At least one member of the Committee shall be an “audit committee financial expert” as defined under the rules of the SEC and shall meet any NASDAQ requirement for finance, accounting, or comparable experience or background.

2.5 The Committee shall have the authority to obtain advice or assistance from consultants, legal counsel, or other advisors as appropriate to perform its duties and responsibilities hereunder, and to determine the terms, costs and fees for such engagements. Without limitation, the Committee shall have the sole authority to retain or terminate any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company. The Committee, at its discretion, has the authority to initiate special investigations and hire special legal, accounting or other outside advisors or experts to assist the Committee, as it deems necessary, in fulfilling its duties under this Charter. The fees and costs of any auditor, consultant, counsel, or advisor engaged by the Committee to assist the Committee in performing its duties hereunder shall be borne by the Company.

III. MEETINGS

3.1 The Committee shall meet from time to time as it deems necessary to fulfill its duties and responsibilities, but not less frequently than quarterly. The Committee shall meet in separate executive sessions with management and the independent auditor from time to time as the Committee deems appropriate. The Committee shall have the authority to meet with management or other persons employed the Company as the Committee deems appropriate. The Committee shall maintain written minutes of its meetings, which minutes shall be filed with the minutes of the meetings of the Board.

3.2 A majority of the members shall represent a quorum of the Committee, and, if a quorum is present, any action approved by at least a majority of the members present shall represent the valid action of the Committee.

IV. DUTIES AND RESPONSIBILITIES

To fulfill its purpose, the Committee shall:

4.1 Oversight of the Company’s Independent Auditor

(a) Be directly and solely responsible for the appointment, compensation, retention and oversight of any independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) engaged by the Company for the purpose of preparing or issuing an audit report or related work, with each such auditor reporting directly to the Committee.

(b) Periodically review and discuss with the independent auditor the matters required to be discussed by Auditing Standard 1301 of the Public Company Accounting Oversight Board (the “PCAOB”).

(c) Annually review and discuss any formal written statement from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the Committee including without limitation, descriptions of (i) all relationships between the auditor and the Company, (ii) any disclosed relationships or services that may impact the independent auditor’s objectivity and independence, and (iii) whether any of the Company’s senior finance personnel were recently employed by the independent auditor.

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(d) Approve in advance the engagement of the independent auditor for all audit services and non-audit services, based on independence, qualifications and, if applicable, performance, and approve the fees and other terms of any such engagement; provided, however, that, except as otherwise required by SEC rules and regulations, NASDAQ rules or other applicable law, (i) the Committee may establish pre-approval policies and procedures for any engagement to render such services, provided that such policies and procedures (x) are detailed as to particular services, (y) do not involve delegation to management of the Committee’s responsibilities hereunder, and (z) provide that, at its next scheduled meeting, the Committee is informed as to each such service for which the independent auditor is engaged pursuant to such policies and procedures; and (ii) the Committee may delegate to one or more members of the Committee the authority to grant pre-approvals for such services, provided that (a) the decisions of such member(s) to grant any such pre-approvals shall be presented to the Committee at its next scheduled meeting, and (b) the Committee has established policies and procedures for such pre-approval of services consistent with the requirements of subsections (x) and (y) above.

(e) Approve as necessary the termination of the engagement of the independent auditor.

(f) Review with the independent auditor any significant difficulties encountered during the course of the audit or otherwise, as appropriate, any restrictions on the scope of work or access to required information and any significant disagreement among management and the independent auditor in connection with the preparation of the financial statements, in each case as reported by the independent auditor. Receive from and review with the independent auditor any accounting adjustments that were noted or proposed by the auditor but that were “passed” (as immaterial or otherwise), any “management” or “internal control” letter or schedule of unadjusted differences issued, or proposed to be issued, by the auditor to the Company, or any other material written communication provided by the auditor to the Company’s management.

(g) Review with the independent auditor the critical accounting policies and practices used by the Company, all alternative treatments of financial information within generally accepted accounting principles (“GAAP”) that the independent auditor has discussed with management, and the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor.

4.2 Review of Financial Reporting, Policies and Processes

(a) Review and, to the extent deemed appropriate by the Committee, discuss with management and the independent auditor the Company’s annual audited financial statements and any certification, report, opinion or review rendered by the independent auditor.

(b) Review and, to the extent deemed appropriate by the Committee, discuss with management and the independent auditor the Company’s quarterly financial statements, if any.

(c) Review and, to the extent deemed appropriate by the Committee, discuss earnings press releases and other press releases that contain material financial information.

(d) Periodically meet separately with management and with the independent auditor, as deemed appropriate by the Committee.

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(e) Review with management on a quarterly basis its assessment of the effectiveness and adequacy of the Company’s internal control structure and procedures for financial reporting (“Internal Controls”).

(f) Review annually with the independent auditor any attestation to and report on the assessment made by management and consider with management and the independent auditor whether any changes to the Internal Controls are appropriate in light of management’s assessment or any such independent auditor’s attestation.

(g) Receive reports from the independent auditor concerning, and review with management to the extent deemed appropriate by the Committee, the effect of regulatory and accounting initiatives on the financial statements of the Company.

(h) Consider and approve, if deemed appropriate by the Committee, changes to the Company’s auditing and accounting principles and practices as suggested by the independent auditor or management.

4.3 Risk Management, Legal Compliance and Ethics

(a) Review with the principal executive officer and principal financial officer of the Company any report on significant deficiencies in the design or operation of the Internal Controls that could adversely affect the Company’s ability to record, process, summarize or report financial data, any material weaknesses in Internal Controls identified to the auditors, and any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s Internal Controls.

(b) As requested by the Board or to the extent required by any policy of the Company, review and approve any related person transaction or related party transaction.

(c) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Adopt, as necessary, appropriate remedial measures or actions with respect to such complaints or concerns.

(d) Receive from and discuss with management and the independent auditor any correspondence with regulators or governmental agencies that raises material issues regarding the Company’s financial statements or accounting policies. Prepare the audit committee report required by the rules of the SEC to be included in the Company’s annual report or annual proxy statement.

(e) Report to the Board on the Committee’s activities, recommendations and conclusions, as deemed appropriate by the Committee.

4.4 Miscellaneous

(a) Review and reassess the adequacy of this Charter, as and when deemed appropriate by the Committee, and recommend any proposed changes to to the Board.

(b) Review its performance periodically at the Committee’s discretion.

(c) Report to the Board on the Committee’s activities, recommendations and conclusions, as appropriate.

(d) Perform any other activities consistent with this Charter, the Company’s Bylaws, SEC rules and regulations, NASDAQ rules and other applicable law, as the Committee or the Board deems necessary or appropriate.

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